Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
HAMPTON ROADS BANKSHARES, INC.

ARTICLE I

NAME

The name of the Corporation is:

Hampton Roads Bankshares, Inc.

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act (the “VSCA”).

ARTICLE III

CAPITAL STOCK

(a)           The Corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, no par value.

(b)           Except as otherwise provided herein, the Board of Directors, by adoption of Articles of Amendment, may determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any share thereof. The Preferred Stock of all series shall have the preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series in the same class.  If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

(c)          Pursuant to the provisions of these Articles of Incorporation and applicable law, 23,266 shares of Preferred Stock, no par value, of the Corporation be and hereby are designated as “Series A Convertible Preferred Stock”, and the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(i)          Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 23,266.

(ii)          Ranking. The Series A Preferred Stock shall, with respect to rights upon liquidation, winding up or dissolution, rank (i) pari passu to the Series B Preferred Stock (as defined below), (ii) except to the extent otherwise provided in its description, pari passu with any other series of Preferred Stock and (iii) senior and prior in right to the Common Stock.

    (iii)         Dividends.  The holders of Series A Preferred Stock are not entitled to receive any dividends from the Corporation.

(iv)        Liquidation. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Corporate Event”), the holders of the Corporation’s Series A Preferred Stock, without preference or priority as between such shares or other series of Preferred Stock and on a pari passu basis with the Series B Preferred Stock, shall be entitled to receive from assets available for distribution to shareholders, for each such share held, a sum equal to $100.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid. Such distribution shall be considered full payment to the holders of Series A Preferred Stock, and such holders shall not participate with the holders of any other class or series of the Corporation’s capital stock in the distribution of any additional assets of the Corporation.

(v)          Voting.  Shares of Series A Preferred Stock shall be non-voting shares, and holders of Series A Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders (including any right to a class or series vote as may be contemplated by the VSCA)

(vi)          Redemption. After January 1, 2009, the Corporation shall have the right and option to redeem all or a portion of the outstanding shares of Series A Preferred Stock at the rate of $100.00 for each one whole share of Series A Preferred Stock. In the case of a redemption of less than all of the then outstanding shares of Series A Preferred Stock, the shares will be redeemed proportionately in such manner as its Board of Directors, at its sole discretion, considers reasonable and appropriate and, when made, the Board of Directors’ determination shall be final, conclusive and binding on all persons, including, without limitation, the Corporation and the holders of Series A Preferred Stock.

(vii)          Conversion Rights.

(A)           The holders of the Series A Preferred Stock shall not be entitled to any right to convert voluntarily their shares of Series A Preferred Stock into shares of the Corporation's Common Stock.

(B)           On or after the first business day following the First Closing (as defined in the Second Amended and Restated Investment Agreement, dated as of August 11, 2010, by and among the Corporation, Carlyle Global Financial Services Partners, L.P. and ACMO-HR, L.L.C., as may be amended (the “Investment Agreement”)), the Corporation shall have the right, but not the obligation, to convert in whole but not in part (the “Series A Corporation Conversion Right”) each outstanding share of Series A Preferred Stock into 375 shares of Common Stock, such First Closing to be announced by means of a press release disseminated for publication and publicly filed by the Corporation with the Securities and Exchange Commission.

(C)           To exercise a Series A Corporation Conversion Right, the Corporation shall deliver to each holder of record of Series A Preferred Stock an irrevocable written notice (a “Series A Corporation Conversion Notice”) indicating the effective date of the conversion, which date shall be no less than five business days and no more than ten business days after the date of such written notice (the “Series A Corporation Conversion Date”).  On the Series A Corporation Conversion Date, all outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation (or to an agent designated by the Corporation), and certificates, if any, previously representing shares of Series A Preferred Stock shall represent only shares of Common Stock into which the shares of Series A Preferred Stock previously represented thereby have been converted pursuant hereto.  Upon the occurrence of the conversion of the Series A Preferred Stock pursuant to this Article III(c)(vii), each holder of shares of Series A Preferred Stock shall surrender the certificates of Preferred Stock, if any, representing such holder’s shares to the Corporation, and, as promptly as practicable after receipt thereof, the Corporation shall deliver (or cause an agent designated by the Corporation to deliver) the shares of Common Stock issuable upon such conversion to such holder.

(D)          The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Series A Preferred Stock effected by the Corporation’s exercise of the Series A Corporation Conversion Right shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Series A Corporation Conversion Date.

(E)        No fractional shares of Common Stock shall be issued to any holder of shares of Series A Convertible Stock upon conversion of any shares of the Series A Preferred Stock, and any fractional shares that otherwise would be deliverable to any holder upon such conversion (after taking into account all shares of Series A Preferred Stock held by such holder) will instead be rounded upwards to the nearest whole common share.

(F)        All Common Stock, which may be issued upon conversion of the Series A Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(d)          Pursuant to the provisions of these Articles of Incorporation and applicable law, 37,550 shares of Preferred Stock, no par value, of the Corporation be and hereby are designated as “Series B Convertible Perpetual Preferred Stock”, and the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(i)          Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 37,550.

(ii)          Ranking. The Series B Preferred Stock shall, with respect to rights upon liquidation, winding up or dissolution, rank (i) pari passu to the Series A Preferred Stock, (ii) except to the extent otherwise provided in its description, pari passu with any other series of Preferred Stock and (iii) senior and prior in right to the Common Stock.

    (iii)         Dividends.  The holders of Series B Preferred Stock are not entitled to receive any dividends from the Corporation.

(iv)        Liquidation.  In the event of a Corporate Event, the holders of the Corporation’s Series B Preferred Stock, without preference or priority as between such shares or other series of Preferred Stock and on a pari passu basis with the Series A Preferred Stock, shall be entitled to receive from assets available for distribution to shareholders, for each such share held, a sum equal to $100.00 plus the amount of any dividend on such share which has been declared by the Board of Directors but has not yet been paid. Such distribution shall be considered full payment to the holders of Series B Preferred Stock, and such holders shall not participate with the holders of any other class or series of the Corporation’s capital stock in the distribution of any additional assets of the Corporation.

(v)         Voting.  Shares of Series B Preferred Stock shall be non-voting shares, and holders of Series B Preferred Stock shall have no right to vote on matters submitted to a vote of the Corporation’s shareholders (including any right to a class or series vote as may be contemplated by the VSCA).

(vi)          Redemption.  After October 1, 2009, the Corporation shall have the right and option to redeem all or a portion of the outstanding shares of Series B Preferred Stock at the rate of $100.00 for each whole share of Series B Preferred Stock, subject to the prior approval of the Board of Governors of the Federal Reserve System, if necessary. In the case of a redemption of less than all of the then outstanding shares of Series B Preferred Stock, the shares will be redeemed proportionately in such manner as its Board of Directors, at its sole discretion, considers reasonable and appropriate and, when made, the Board of Directors’ determination shall be final, conclusive and binding on all persons, including, without limitation, the Corporation and the holders of Series B Preferred Stock.

(vii)         Conversion Rights.

(A) The holders of the Series B Preferred Stock shall not be entitled to any right to convert voluntarily their shares of Series B Preferred Stock into shares of the Corporation's Common Stock.

(B)           On or after the first business day following the First Closing (as defined in the Investment Agreement, the Corporation shall have the right, but not the obligation, to convert in whole but not in part (the “Series B Corporation Conversion Right”) each outstanding share of Series B Preferred Stock into 375 shares of Common Stock, such First Closing to be announced by means of a press release disseminated for publication and publicly filed by the Corporation with the Securities and Exchange Commission.

(C)           To exercise a Series B Corporation Conversion Right, the Corporation shall deliver to each holder of record of Series B Preferred Stock an irrevocable written notice (a “Series B Corporation Conversion Notice”) indicating the effective date of the conversion, which date shall be no less than five business days and no more than ten business days after the date of such written notice (the “Series B Corporation Conversion Date”).  On the Series B Corporation Conversion Date, all outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation (or to an agent designated by the Corporation), and certificates, if any, previously representing shares of Series B Preferred Stock shall represent only shares of Common Stock into which the shares of Series B Preferred Stock previously represented thereby have been converted pursuant hereto.  Upon the occurrence of the conversion of the Series B Preferred Stock pursuant to this Article III(d)(vii), each holder of shares of Series B Preferred Stock shall surrender the certificates of Preferred Stock, if any, representing such holder’s shares to the Corporation, and, as promptly as practicable after receipt thereof, the Corporation shall deliver (or cause an agent designated by the Corporation to deliver) the shares of Common Stock issuable upon such conversion to such holder.

(D)        The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Series B Preferred Stock effected by the Corporation’s exercise of the Corporation Conversion Right shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Series B Corporation Conversion Date.

(E)          No fractional shares of Common Stock shall be issued to any holder of shares of Series B Convertible Stock upon conversion of any shares of the Series B Preferred Stock, and any fractional shares that otherwise would be deliverable to any holder upon such conversion (after taking into account all shares of Series B Preferred Stock held by such holder) will instead be rounded upwards to the nearest whole common share.

(F)          All Common Stock, which may be issued upon conversion of the Series B Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(e)           Fixed Rate Cumulative Perpetual Preferred Stock, Series C

(i)           Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). The authorized number of shares of Series C Preferred Stock shall be 80,347.

(ii)           Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

(iii)           Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below:

(A)            “Common Stock” means the common stock, par value $0.625 per share, of the Corporation.

(B)            “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(C)            “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to

Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

 (D)            “Liquidation Amount” means $1,000 per share of Series C Preferred Stock.

 (E)             “Minimum Amount” means $20,086,750.

 (F)             “Parity Stock” means any class or series of stock of the Corporation (other than Series C Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Preferred Stock and Series B Preferred Stock.

               (G)           “Signing Date” means the Original Issue Date.

(iv)           Certain Voting Matters. Holders of shares of Series C Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series C Preferred Stock are entitled to vote, including any action by written consent.

(e)           Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1

Part 1.           Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C-1” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 80,347.

Part 2.           Standard Provisions.  The Standard Provisions contained in Schedule B attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.           Definitions.  The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule B hereto) as defined below:

(a)           “Common Stock” means the common stock, par value $0.625 per share, of the Corporation.

(b)           “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)           “Exchange Value” means, for each share of Designated Preferred Stock, an amount equal to $260.

(d)           “Exchange Agreement” means the Exchange Agreement, dated as of August 12, 2010, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.

(e)           “Initial Conversion Price” means, for each share of Designated Preferred Stock, an amount equal to $0.40.

(f)           “Initial Quarterly Dividend” means $0.11.

(g)           “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation. For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Junior Stock.

(h)           “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(i)           “Mandatory Conversion Date” means the seventh anniversary of the Original Issue Date.

(j)           “Minimum Amount” means $20,086,750.

(k)           “Other Preferred Stock” has the meaning set forth in Section 7(b)(ii).

(l)           “Other Preferred Stock Conversion” has the meaning set forth in Section 7(b)(ii).

(m)           “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Preferred Stock and Series B Preferred Stock. For purposes of clarification, the junior subordinated debentures issued by the Corporation in connection with trust preferred securities issued by certain subsidiaries of the Corporation shall not be deemed to be Parity Stock.

(n)           “Signing Date” means August 12, 2010.

Part 4.           Certain Voting Matters.  Holders of shares of Designated Preferred Stock shall be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

The post office address of the registered office shall be 999 Waterside Drive, Suite 200, Norfolk, Virginia 23510 in the City of Norfolk. The registered agent shall be Douglas J. Glenn, who is a resident of Virginia and a director of the Company, and whose business address is the same as the address of the registered office.

ARTICLE V

NO PREEMPTIVE RIGHTS

Except as otherwise set forth in the terms, preferences and rights of any class of series of shares of Preferred Stock hereafter authorized and issued pursuant to Article III(b) of these Articles of Incorporation, no holder of any shares of any class of the Corporation shall have any preemptive of preferential right to purchase or subscribe to (i) any shares of any class of the Corporation whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase such shares.

ARTICLE VI

LIMIT ON LIABILITY AND INDEMNIFICATION

(a)          To the full extent that the VSCA, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

   (b)           To the full extent permitted and in the manner prescribed by the VSCA and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   (c)           Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE VII

BOARD OF DIRECTORS

(a)          Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, subject to any requirement of action by the Corporation’s shareholders under the VSCA, these Articles of Incorporation or the Corporation’s Bylaws, as each may be amended from time to time. The Board of Directors shall consist of not less than eight (8) nor more than twenty-four (24) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

(b)          Classified Board of Directors. The Board of Directors shall be divided into three classes, Class A, Class B and Class C, as nearly equal in number as possible. Directors of the first class (Class A) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders, directors of the second class (Class B) shall be elected to hold office for a term expiring at the 2003 annual meeting of shareholders, and directors of the third class (Class C) shall be elected to hold office for a term expiring at the 2004 annual meeting of shareholders. Beginning with the 2002 annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of the shareholders. When and if the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

   (c)           Removal of Directors by Shareholders. Any director elected by the holders of the Corporation’s Common Stock may only be removed by shareholders for cause. For purposes of this Article VII(c), the term “cause” shall mean engaging in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

ARTICLE VIII

Any amendment to the Corporation’s Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all substantially all of the Corporation’s assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all votes entitled to be cast on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds (2/3) of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of more than two-thirds of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction. However, nothing in this Article VIII shall require a vote of the shareholders to approve any action in circumstances where the Virginia Stock Corporation Act permits the Board of Directors to take action without a shareholder vote.

Schedule A

STANDARD PROVISIONS

Section 1.                      General Matters. Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock. The Series C Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series C Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.                      Standard Definitions. As used herein with respect to Series C Preferred
Stock:

(a)           “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s shareholders.

(d)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)           “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f)           “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series C Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g)           “Charter” means the Corporation’s certificate or articles of incorporation, as amended and/or restated from time to time.

(h)           “Dividend Period” has the meaning set forth in Section 3(a).

(i)           “Dividend Record Date” has the meaning set forth in Section 3(a).

(j)           “Liquidation Preference” has the meaning set forth in Section 4(a).

(k)           “Original Issue Date” means the date on which shares of Series C Preferred Stock are first issued.

(l)           “Preferred Director” has the meaning set forth in Section 7(b).

(m)           “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series C Preferred Stock.

(n)           “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o)           “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p)           “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series C Preferred Stock.

(q)           “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r)           “Voting Parity Stock” means, with regard to any matter as to which the holders of Series C Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.                      Dividends.

(a)           Rate. Holders of Series C Preferred Stock shall be entitled to receive, on each share of Series C Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Series C Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series C Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment

Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Series C Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series C Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series C Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series C Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)           Priority of Dividends. So long as any share of Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series C Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series C Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution

Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Series C Preferred Stock and any shares of Parity Stock, all dividends declared on Series C Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series C Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series C Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series C Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.                      Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series C Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series C Preferred Stock as to such distribution, holders of Series C Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series C Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.                      Redemption.

(a)           Optional Redemption. Except as provided below, the Series C Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series C Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Series C Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Series C Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Series C Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C Preferred Stock will have no right to require redemption or repurchase of any shares of Series C Preferred Stock.

(c)           Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the

Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Notwithstanding the foregoing, if shares of Series C Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Partial Redemption. In case of any redemption of part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)           Status of Redeemed Shares. Shares of Series C Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series C Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series C Preferred Stock).

        Section 6.                      Conversion. Holders of Series C Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.                      Voting Rights.

(a)           General. The holders of Series C Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series C Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series C Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series C Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Series C Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Series C Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Series C Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)           Class Voting Rights as to Particular Matters. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Series C Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)           Amendment of Series C Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series C Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; or

(iii)           Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series C Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Series C Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series C Preferred Stock.

(d)           Changes after Provision for Redemption. No vote or consent of the holders of Series C Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series C Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)           Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series C Preferred Stock is listed or traded at the time.

Section 8.                      Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series C Preferred Stock may deem and treat the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9.                      Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series C Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series C Preferred Stock in any manner permitted by such facility.

Section 10.                      No Preemptive Rights. No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.                      Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12.                      Other Rights. The shares of Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Schedule B

STANDARD PROVISIONS

Section 1.                      General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.                      Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b)           “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after December 31, 2013, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after December 31, 2013, 9% per annum.

(c)           “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Original Designated Preferred Stockholder, shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Original Designated Preferred Stockholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Original Designated Preferred Stockholder.  The costs of conducting any Appraisal Procedure shall be borne by the Corporation.

(d)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(f)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(g)           “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(h)           “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

(i)           “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(j)           “Change of Control” means the occurrence of one of the following:

(i)       the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Corporation that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(ii)       the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

(k)           “Change of Control Effective Date” has the meaning set forth in Section 10(a).

(l)             “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(m)           “Common Stock Issuance” has the meaning set forth in Section 11(d).

(n)           “Common Stock Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of Common Stock (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to the Signing Date).

(o)           “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Corporation and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include:  (i) the effects of (A) changes after the date of the filing of the Certificate of Designations in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Corporation and its subsidiaries operate, (B) changes or proposed changes after the date of the filing of the Certificate of Designations in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after June 30, 2010 in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Corporation and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Corporation or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Corporation or any Corporation Subsidiary expressly required by the terms of the Exchange Agreement, or (ii) the occurrence of those circumstances described in Schedule B to the Exchange Agreement.

(p)           “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

(q)           “Conversion Date” means any date on which shares of Designated Preferred Stock are converted as set forth in this Certificate of Designations.

(r)           “Conversion Price” means the Initial Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(s)           “Conversion Rate” means for each share of Designated Preferred Stock, the Exchange Value divided by the Conversion Price, subject to adjustment as set forth in Section 11 of this Certificate of Designations.

(t)           “Convertible Securities” has the meaning set forth in Section 11(c).

(u)           “Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

(v)           “Dividend Period” has the meaning set forth in Section 3(a).

(w)           “Dividend Record Date” has the meaning set forth in Section 3(a).

(x)           “Early Conversion” has the meaning set forth in Section 7(a).

(y)           “Early Conversion Date” has the meaning set forth in Section 7(c).

(z)             “Equity Investor” has the meaning set forth in Section 7(b)(iii).

(aa)           “Equity Raise” has the meaning set forth in Section 7(b)(iii).

(bb)           “Equity Raise Issuance” has the meaning set forth in Section 11(c).

(cc)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(dd)           “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

(ee)           “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, it may object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof.  If the Original Designated Preferred Stockholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Original Designated Preferred Stockholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Designated Preferred Stockholder’s objection.

(ff)             “Governmental Entities” means all United States and other governmental, regulatory or judicial authorities.

(gg)           “Liquidation Preference” has the meaning set forth in Section 4(a).

(hh)           “Market Price” means, with respect to the Common Stock, on any given date, the average VWAP for the 5 consecutive Trading Day-period ending on the Trading Day immediately preceding such given date.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Designated Preferred Stock is held by the Original Designated Preferred Stockholder, the fair market value per share of the Common Stock as determined in good faith by the Original Designated Preferred Stockholder or (ii) in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Corporation for this purpose and certified in a resolution to the holder(s) of Designated Preferred Stock.  For the purposes of determining the Market Price of the Common Stock on the “Trading Day” preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing time).

(ii)            “NASDAQ” means NASDAQ Stock Market LLC.

(jj)            “NYSE” means the New York Stock Exchange.

(kk)           “Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Original Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed the Initial Quarterly Dividend, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(ll)            “Original Designated Preferred Stockholder” means the United States Department of the Treasury and any successor or assign that is an Affiliate of the United States Department of the Treasury.  Any actions specified to be taken by the Original Designated Preferred Stockholder hereunder may only be taken by such Person and not by any other holder of Designated Preferred Stock.

(mm)          “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(nn)           “Permitted Transactions” has the meaning set forth in Section 11(d).

(oo)           “Per Share Fair Market Value” has the meaning set forth in Section 11(e).

(pp)           “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(qq)           “Preferred Director” has the meaning set forth in Section 13(b).

(rr)             “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(ss)           “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Designated Preferred Stock is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

(tt)           “Regulatory Approvals” with respect to the holder of the Designated Preferred Stock, means, to the extent applicable and required to permit the conversion of the Designated Preferred Stock for Shares and to own such Shares without such holder being in violation of any applicable law, rule or regulation, including, without limitation, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, and the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable laws and the rules and regulations thereunder.

(uu)           “Regulatory Event” means, with respect to the Corporation, that (i) the Federal Deposit Insurance Corporation or any other governmental authority shall be appointed as conservator or receiver for the Corporation; (ii) the Corporation shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Corporation shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 C.F.R. Sec, 208.43; or (iv) the Corporation shall have become subject to any formal or informal regulatory action requiring the Corporation to materially improve its capital, liquidity or safety and soundness.

(vv)           “Share Dilution Amount” has the meaning set forth in Section 3(b).

(ww)           “Shares” means the shares of the Corporation’s Common Stock issuable upon conversion of the Designated Preferred Stock.

(xx)             “Special Distribution” means a distribution on the Common Stock of:

(i)       rights, options or warrants (other than pursuant to a shareholder rights plan) entitling holders of Common Stock to purchase, for a period of 45 calendar days or less, shares of Common Stock at a price less than the average Market Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution; or

(ii)       cash or other assets, debt securities or rights to purchase the Corporation’s securities (other than pursuant to a shareholder rights plan or a dividend or distribution on the Common Stock in shares of Common Stock), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Market Price of the Common Stock on the Trading Day preceding the declaration date for such distribution.

(yy)            “Specified Corporate Transaction” has the meaning set forth in Section 9(a).

(zz)             “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(aaa)             [Reserved.]

(bbb)           “Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of  Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

(ccc)             [Reserved.]

(ddd)           “Valuation Date” has the meaning set forth in Section 11(d).

(eee)             “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 13(a) and 13(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(fff)               “VWAP” means the volume-weighted average trading price of a share of Common Stock as reported by Bloomberg LP.

Section 3.                      Dividends.

(a)           Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends (subject to Section 6(e) below) with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any.  Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)           Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of Capital Stock of the Corporation for resale pursuant to an offering by the Corporation of such Capital Stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other

Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding obligations entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.  “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.                      Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of

Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.                      Redemption.

(a)           Optional Redemption.  The Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) (A) the Liquidation Amount per share or (B) if redeemed on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, the greater of (1) the Liquidation Amount per share and (2) the product of the Conversion Rate and the average of the Market Prices per share of Common Stock over the 20 consecutive Trading Day period beginning on the Trading Day after the notice of redemption is given as provided in Section 5(c) below and (ii) except as otherwise provided below, any accrued and unpaid dividends to, but excluding, the date fixed for redemption (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared; provided that the aggregate redemption price of the Designated Preferred Stock redeemed pursuant to this paragraph may not exceed an amount equal to the sum of (x) any aggregate gross proceeds of not less than the Minimum Amount received by the Corporation from one or more Common Stock Offerings and (y) any net increase to the Corporation’s retained earnings after the Original Issue Date above the Corporation’s retained earnings reflected in its most recent publicly available balance sheet on or prior to the Original Issue Date; and provided further that the minimum number of shares of Designated Preferred Stock redeemed by the Corporation upon any such redemption shall be at least equal to the lesser of (x) all shares of Designated Preferred Stock then outstanding and (y) 25% of the number of shares of Designated Preferred Stock issued on the Original Issue Date.

The redemption price for any shares of Designated Preferred Stock shall be payable in cash on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund.  The Designated Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred Stock shall have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares of Designated Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days (or in the event of a redemption on or after the first Dividend Payment Date falling on or after the second anniversary of the Original Issue Date, at least 25 Trading Days) and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price (or the manner of calculation thereof); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in such notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares of Designated Preferred Stock called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share of Designated Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all Designated Preferred Stock so called for redemption, all shares of Designated Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Designated Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares of Designated Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such shares of Designated Preferred Stock.

(f)           Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.                      General Conversion Provisions.

(a)           Conversion by Holders; Approvals.  Holders of Designated Preferred Stock shall have the right, at their option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion in accordance with the terms and conditions of this Certificate of Designations (which, in the event of a Specified Corporate Transaction or a Change of Control, shall include the provisions of Sections 9 and 10, respectively); provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals; provided, further, notwithstanding anything in this Certificate of Designations to the contrary, the Designated Preferred Stock may not be converted until the Corporation shall first have obtained, to the extent required by applicable law or regulation or necessary in order to comply with any requirement of any securities exchange on which the Shares are listed or traded, all stockholder approvals required to effect the conversion and completed all other actions necessary to effect the conversion.

(b)           Effectiveness of Conversion.  If any notice of conversion has been duly given in accordance with the procedures set forth in Sections 7, 8, 9 and 10 below, then, effective immediately (notwithstanding that any certificate for any Designated Preferred Stock to be converted has not been surrendered for conversion) prior to 5:00 p.m., New York City time, on the applicable Conversion Date, holders of Designated Preferred Stock whose shares of Designated Preferred Stock are to be converted shall cease to have any rights to such shares of Designated Preferred Stock (including with respect to dividends) subject to the right of any such holders to receive any accrued and unpaid dividends to the Conversion Date on such shares of Designated Preferred Stock and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(c)           No Rights as Holders of Common Stock Prior to Conversion.  The person or persons entitled to receive the Shares issuable upon conversion shall be treated for all purposes as the record holder(s) of such Shares as of 5:00 p.m., New York City time, on the applicable Conversion Date notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date, provided that in the event of a conversion pursuant to Section 9 or 10 below, the holder(s) of Designated Preferred Stock has complied with Section 9(c) or 10(c), respectively.  No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such Conversion Date.  Prior to the applicable Conversion Date, Shares issuable upon conversion of Designated Preferred Stock shall not be deemed outstanding for any purpose, and holders of Designated Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Designated Preferred Stock.

(d)           Delivery of Shares and Cash.  The Corporation shall deliver to the holders of Designated Preferred Stock that have been converted the Shares and any amount of cash to which such holders are entitled on or prior to the third Trading Day immediately following the applicable Conversion Date.  If fewer than all the shares of Designated Preferred Stock represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares of Designated Preferred Stock without charge to the holder thereof.

(e)           Accrued and Unpaid Dividends.  Upon a conversion of any shares of Designated Preferred Stock as set forth in Sections 6, 7, 8, 9 and 10, the holders of such shares shall receive all accrued and unpaid dividends on such shares in cash out of funds legally available therefor or, at the option of the Corporation, in substitute in whole or in part for such cash, in fully paid and nonassessable shares of Common Stock legally available for such purpose to, but excluding, the applicable Conversion Date.  Accrued and unpaid dividends paid in shares of Common Stock shall be paid by delivering to each holder of Designated Preferred Stock entitled thereto a number of shares of Common Stock determined by dividing the total amount of the cash payment of accrued and unpaid dividends that would otherwise be payable to such holder (rounded to the nearest whole cent) by the Market Price on the second Trading Day preceding the applicable Conversion Date.  The issuance of any such shares of Common Stock in such amount shall constitute full payment of all accrued and unpaid dividends that would otherwise have been payable.  The Board of Directors of the Corporation shall determine the form of payment of accrued and unpaid dividends with respect to any conversion and such election shall be set forth in the applicable notice provided to holders of the Designated Preferred Stock by the Corporation as set forth in Sections 7, 8, 9 and 10 below.

(f)           Dividends Accrued after Record Date.  Any accrued and unpaid dividends payable on shares of Designated Preferred Stock to be converted on a Conversion Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder of record of such shares on such Dividend Record Date, but rather shall be paid to the holder of such shares on such Conversion Date.

(g)           Notices by the Corporation.  Every notice required to be given by the Corporation pursuant to Section 7, 8, 9 or 10 below shall be given by first class mail, postage prepaid, addressed to the holders of record of the Designated Preferred Stock at their respective last addresses appearing on the books of the Corporation and shall contain the information required by Section 7, 8, 9 or 10 hereof, as applicable.  Any notice by the Corporation mailed within the time period specified in Section 7, 8, 9 or 10 below shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any other similar facility, any notice by the Corporation may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.

(h)           Conversion Procedures by Holder.  To effect a conversion, a holder of the Designated Preferred Stock shall:  (i) with respect to a conversion pursuant to Section 6, 9 or 10, complete and manually sign the conversion notice, if any, provided by the Corporation or, if applicable, the conversion agent appointed by the Corporation, or a facsimile of the conversion notice; (ii) with respect to a conversion pursuant to Section 6, 9 or 10, deliver the completed conversion notice, (iii) with respect to any conversion, deliver the certificated shares of Designated Preferred Stock to be converted to the Corporation or, if applicable, the conversion agent appointed by the Corporation; and (iv) with respect to any conversion, if required, furnish appropriate endorsements and transfer documents.  If a holder’s interest is a beneficial interest in a global certificate representing the Designated Preferred Stock, a holder must comply with the Depositary’s procedures for converting a beneficial interest in a global security.

(i)           Taxes and Duties.  A holder of the Designated Preferred Stock shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Shares if such holder of the Designated Preferred Stock exercises its conversion rights, but such holder of the Designated Preferred Stock shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Shares in a name other than the name of such holder.  A certificate representing Shares shall be issued and delivered only after all applicable taxes and duties, if any, payable by the holder of the Designated Preferred Stock have been paid in full.

(j)           No Fractional Shares.  No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Designated Preferred Stock or the payment of accrued and unpaid dividends on the Designated Preferred Stock in the form of Common Stock.  In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion or payment of accrued and unpaid dividends, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to such fraction of a share of Common Stock multiplied by the Market Price on the second Trading Day immediately preceding the applicable Conversion Date or, in the event of any dividends arising under the Designated Preferred Stock paid in the form of Common Stock, the Dividend Payment Date (unless there are no legally available assets with which to make such cash payment, in which event such cash payment shall be made as soon as possible thereafter).  If more than one share of the Designated Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof, including in respect of accrued and unpaid dividends, shall be computed on the basis of the aggregate number of shares of the Designated Preferred Stock so surrendered.

(k)           Status of Shares Subject to Conversion.  Shares of Designated Preferred Stock that are converted in accordance with Sections 6, 7, 8, 9 or 10 shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 7.                      Early Conversion.

(a)           Conversion at the Option of the Corporation.  Subject to Section 7(b), the Corporation shall have the right, at its option to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock (but in no event less than one share of the Designated Preferred Stock), at any time prior to the date that is nine (9) months following the date of the Exchange Agreement (“Early Conversion”), into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock selected for conversion; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals.  In addition to the number of Shares issuable upon Early Conversion, the holders of shares of Designated Preferred Stock subject to Early Conversion shall have the right to receive (in cash or shares of Common Stock at the option of the Corporation in accordance with Section 6(e)) any accrued and unpaid dividends on such shares to, but excluding, the Early Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b)           Conditions to Early Conversion.  The Corporation’s right of conversion set forth in Section 7(a) is subject to the fulfillment (or waiver by the Original Designated Preferred Stockholder with respect to items (ii), (iii), (iv) and (v) below) at or prior to the Early Conversion Date of each of the following conditions:

(i)       the Corporation shall have requested and received from the Appropriate Federal Banking Agency all requisite approvals of the Early Conversion;

(ii)       either (i) not less than 100% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of Series A Preferred Stock of the Corporation and Series B Preferred Stock of the Corporation (collectively, the “Other Preferred Stock”) shall have been exchanged for shares of Common Stock or (ii) (A) not less than 51% of the aggregate liquidation value (or liquidation preference as the case may be) of the outstanding shares of the Other Preferred Stock shall have been exchanged for shares of Common Stock and (B) the Preferred Stock Amendments (as defined in the Exchange Agreement) shall have been duly filed with the Commonwealth of Virginia State Corporation Commission and shall be in full force and effect (the satisfaction of either clause (i) or clause (ii) shall be referred to as the “Other Preferred Stock Conversion”); provided, however, that the terms of the Other Preferred Stock Conversion shall be acceptable to the Original Designated Preferred Shareholder in its sole discretion;

(iii)       the Corporation shall have closed one or more transactions in which investors other than the Original Designated Preferred Stockholder (each, an “Equity Investor”) have collectively provided a minimum aggregate amount of $235 million in gross cash proceeds to the Corporation in exchange for Common Stock (each such investment by an Equity Investor, an “Equity Raise”); provided, however, that the terms of each such Equity Raise (other than the price per share of Common Stock issued by the Corporation in each such Equity Raise) shall be reasonably acceptable to the Original Designated Preferred Shareholder in its sole discretion;

(iv)       the Corporation shall have made all applicable adjustments pursuant to Section 11 that are required to be made on or before the Early Conversion Date; and

(v)       none of the following shall have occurred with respect to the Corporation or any of its subsidiaries:

(A)           the Corporation or any of its subsidiaries shall have (1) dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (3) made a general assignment, arrangement or composition with or for the benefit of its creditors; (4) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (5) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (8) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(B)           a Governmental Entity in any jurisdiction shall have (1) commenced an action or proceeding against the Corporation or any of its subsidiaries; or (2) issued or entered a temporary restraining order, preliminary or permanent injunction or other order applicable to the Corporation or any of its subsidiaries, which in the case of (1) and (2) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;

(C)           any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or

(D)           any Regulatory Event not otherwise existing on the date hereof.

(c)           Early Conversion Procedures.  In the event of an Early Conversion, the Corporation shall provide notice of such conversion to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Early Conversion”).  Such Notice of Early Conversion shall be mailed at least 30 days and not more than 60 days before the date fixed for conversion (the “Early Conversion Date”); provided, however, that if the Corporation elects to convert any or all of the Designated Preferred Stock on the Original Issue Date, then the Notice of Early Conversion may be given at any time (but not less than 3 days) prior to the Original Issue Date.  The requirement to deliver a Notice of Early Conversion and the timing requirements for such delivery may be waived by each holder of Designated Preferred Stock in its sole discretion.  Each Notice of Early Conversion given to a holder shall state:

(i)       the Early Conversion Date;

(ii)       the number of shares of Designated Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder;

(iii)       the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv)       the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(d)           Partial Conversion.  If the Corporation elects to cause less than all the shares of the Designated Preferred Stock to be converted under this Section 7, the shares of Designated Preferred Stock to be converted shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be converted from time to time pursuant to an Early Conversion.

Section 8.                      Mandatory Conversion.

(a)           Mandatory Conversion.  Each share of Designated Preferred Stock shall mandatorily convert (unless otherwise previously converted) on the Mandatory Conversion Date into a number of Shares determined by dividing the Liquidation Amount by the Market Price on the second Trading Day preceding the Mandatory Conversion Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals.  In addition to the number of Shares issuable upon mandatory conversion, the holders of the shares of Designated Preferred Stock subject to mandatory conversion shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Mandatory Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b)           Mandatory Conversion Procedures.  In the event of a mandatory conversion, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock to be converted (such notice, a “Notice of Mandatory Conversion”).  Such Notice of Mandatory Conversion shall be mailed at least 30 days and not more than 60 days before the Mandatory Conversion Date.  Each Notice of Mandatory Conversion given to a holder shall state:

(i)       the Mandatory Conversion Date;

(ii)       that all outstanding shares of Designated Preferred Stock shall be converted on such date;

(iii)       the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(iv)       the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

Section 9.                      Conversion upon a Specified Corporate Transaction.

(a)           In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion upon the following events (each a “Specified Corporate Transaction”):

(i)       if the Corporation makes a Special Distribution to all or substantially all holders of Common Stock, at any time after the Corporation has given the notice of such distribution as provided in Section 9(b) below until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date for such distribution or any announcement by the Corporation that such distribution shall not take place;

(ii)       if the Corporation adopts a plan relating to the liquidation or dissolution of the Corporation, at any time beginning on the Business Day following the date notice of the Specified Corporate Transaction is given as provided in Section 9(b) below and ending on the date that is 30 calendar days after such date; or

(iii)       if the Corporation consolidates or merges with or into any other Person, or sells, leases, transfers, conveys or otherwise disposes, in one or a series of related transactions, all or substantially all of its assets and those of its subsidiaries taken as a whole to any Person that results in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Corporation, other than any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity, at any time beginning 15 days prior to the date announced by the Corporation as the anticipated effective date of the transaction and until and including the date which is 15 days after the date that is the actual effective date of such transaction;

provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals.  In addition to the number of Shares issuable upon conversion in connection with a Specified Corporate Transaction, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b)           Specified Corporate Transaction Conversion Procedures.  In the event of a Specified Corporate Transaction, the Corporation shall provide notice thereof to each holder of

Designated Preferred Stock.  In the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), such notice shall be mailed at least 30 days prior to the Ex-Dividend Date for such distribution.  In the case of a Specified Corporate Transaction contemplated by Section 9(a)(ii), such notice shall be mailed no later than 5 days after the adoption of the plan of liquidation or dissolution.  In the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii), such notice shall be mailed at least 20 days prior to the beginning of the conversion period related to such Specified Corporate Transaction.  Each such notice given to a holder shall state, as applicable:

(i)       a description of the Specified Corporate Transaction, including a description of the type and amount of the distribution to be made or consideration to be received per share of Common Stock;

(ii)       the Ex-Dividend Date in the case of a Specified Corporate Transaction contemplated by Section 9(a)(i), the date of adoption of the plan in the case of a Specified Corporate Transaction contemplated by Section 9(a)(ii) or the date on which the Specified Corporate Transaction is anticipated to be effective in the case of a Specified Corporate Transaction contemplated by Section 9(a)(iii);

(iii)       the date by which the Specified Corporate Transaction conversion option must be exercised by a holder of Designated Preferred Stock;

(iv)       the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v)       the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c)           To exercise a Specified Corporate Transaction conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Specified Corporate Transaction must be exercised as specified in the Notice of Specified Corporate Transaction delivered under Section 9(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 9.

(d)           If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 9, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated Preferred Stock shall not thereafter be entitled to convert such holder shares of the Designated Preferred Stock in accordance with this Section 9.

Section 10.                      Conversion upon Change of Control.

(a)           Change of Control.  In addition to the right of a holder of Designated Preferred Stock, at such holder’s option, to convert, at any time and from time to time, all or any portion of the Designated Preferred Stock as set forth in Section 6, a holder of Designated Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Designated Preferred Stock into a number of Shares equal to the product of the then-applicable Conversion Rate and the number of shares of Designated Preferred Stock surrendered for conversion during the period beginning on the Business Day following the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 30 calendar days after the Change of Control Effective Date; provided, however, notwithstanding anything in this Certificate of Designations to the contrary, holders of Designated Preferred Stock shall not be entitled to convert shares of Designated Preferred Stock until the converting holder has first received any applicable Regulatory Approvals.  In addition to the number of Shares issuable upon conversion upon a Change of Control, the holders of shares of Designated Preferred Stock so converted shall have the right to receive any accrued and unpaid dividends on such shares to, but excluding, the Conversion Date (including, if applicable, as provided in Section 3(a) above, dividends on such amount), regardless of whether any dividends are actually declared.

(b)           Change of Control Conversion Procedures.  In the event of a Change of Control, the Corporation shall provide notice thereof to each holder of Designated Preferred Stock.  Such notice shall be mailed at least 20 days prior to the date on which the Corporation anticipates consummating the Change of Control (or, if later, within two Business Days after the Corporation becomes aware of a Change of Control).  Each such notice given to a holder shall state:

(i)       a description of the Change of Control;

(ii)       the date on which the Change of Control is anticipated to be effected or, if known, the Change of Control Effective Date;

(iii)       the date by which the Change of Control conversion option must be exercised, which shall be 30 calendar days after the Change of Control Effective Date;

(iv)       the Conversion Rate then in effect and whether the Corporation will pay cash or issue shares of Common Stock (calculated in accordance with Section 6(e) above) in respect of accrued and unpaid dividends; and

(v)       the place or places where certificates for shares of Designated Preferred Stock are to be surrendered for issuance of certificates representing Shares.

(c)           To exercise a Change of Control conversion option, a holder of the Designated Preferred Stock must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Change of Control must be exercised as specified in the notice delivered under Section 10(b), comply with the procedures set forth in Section 6(h) and indicate that it is exercising its conversion option pursuant to this Section 10.

(d)           If a holder of the Designated Preferred Stock does not elect to exercise its conversion option pursuant to this Section 10, the shares of Designated Preferred Stock or successor securities held by it shall remain outstanding but the holder of the Designated

Preferred Stock shall not thereafter be entitled to convert such holder’s shares of the Designated Convertible Preferred Stock in accordance with this Section 10.

Section 11.                      Anti-Dilution Adjustments.  The Conversion Price and the Conversion Rate shall be subject to adjustment from time to time as follows; provided, that if more than one Subsection of this Section 11 is applicable to a single event, the Subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one Subsection of this Section 11 so as to result in duplication:

(a)           Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, in each case, prior to giving effect to such event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

(b)           Issuance of Common Stock upon Other Preferred Stock Conversion.

(i)       Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, (A) if (1) the Other Preferred Stock shall have been converted into Common Stock pursuant to an Other Preferred Stock Conversion and (2) the value of the Other Preferred Stock for purposes of the Other Preferred Stock Conversion (which shall equal $0.40 multiplied by the aggregate number of shares of Common Stock into which the Other Preferred Stock is converted) shall have exceeded 15% of the original principal amount of such Other Preferred Stock, then the consideration per share of Common Stock received by the Corporation in such Other Preferred Stock Conversion for purposes of Section 11(b)(ii) below shall be deemed to equal the number obtained by dividing (i) the amount equal to 15% of the original principal amount of such Other Preferred Stock by (ii) the number of shares of Common Stock issued by the Corporation in connection with the Other Preferred Stock Conversion.

(ii)       In the event that, after taking into account the adjustments required pursuant to Section 11(b)(i) above, the Other Preferred Stock shall have been converted into shares of Common Stock at a consideration per share of Common Stock that is less than the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion, then the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion shall be decreased to the number obtained by multiplying such

Conversion Price by a fraction (1) the numerator of which shall be the sum of (i) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Other Preferred Stock Conversion and (ii) the number of additional shares of Common Stock which the aggregate consideration deemed to be received by the Corporation for the total number of shares of Common Stock issued in connection with the Other Preferred Stock Conversion would purchase at the Conversion Price in effect immediately prior to the Other Preferred Stock Conversion, and (2) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the Other Preferred Stock Conversion and (ii) the number of shares of Common Stock issued by the Corporation in connection with the Other Preferred Stock Conversion.

(iii)       Any adjustment made pursuant to this Section 11(b) shall become effective immediately upon the date of the Other Preferred Stock Conversion.

(c)           Issuances of Common Stock upon an Equity Raise.  Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue or agree to issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (collectively, “Convertible Securities”)) to an Equity Investor pursuant to an Equity Raise (an “Equity Raise Issuance”) without consideration or at a consideration per share of Common Stock (or having a conversion price per share of Common Stock) that is less than the Conversion Price in effect immediately prior to such Equity Raise Issuance, then the Conversion Price in effect immediately prior to the Equity Raise Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Equity Raise Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Equity Raise Issuance would purchase at a consideration per share of the Conversion Price in effect immediately prior to such Equity Raise Issuance and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Equity Raise Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) to the Equity Investor in connection with the Equity Raise Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with an Equity Raise Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and before deduction of any related fees or expenses payable to third parties) of all Common Stock plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock.  Any adjustment made pursuant to this Section 11(c) shall become effective immediately upon the date of the applicable Equity Raise Issuance.

(d)           Other Issuances of Common Stock.  Until the date on which the Original Designated Preferred Stockholder no longer holds the Designated Preferred Stock or any portion thereof, if the Corporation shall issue shares of Common Stock or Convertible Securities other than pursuant to a Permitted Transaction (as defined below) or a transaction for which Sections 11(a), 11(b) or 11(c) apply (a “Common Stock Issuance”) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Conversion Price in effect immediately prior to such Common Stock Issuance, then the Conversion Price in effect immediately prior to the Common Stock Issuance shall be decreased to the number obtained by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Corporation outstanding immediately prior to the Common Stock Issuance and (2) the number of additional shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance would purchase at the Conversion Price in effect immediately prior to such Common Stock Issuance and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Common Stock Issuance and (2) the number of shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) in connection with the Common Stock Issuance.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with a Common Stock Issuance shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets at Fair Market Value, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Corporation or its Affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Original Issue Date.  Any adjustment made pursuant to this Section 11(d) shall become effective immediately upon the date of such issuance.  For the avoidance of doubt, notwithstanding any other provision hereof, Section 11(d) shall not apply to any transaction to which Section 11(a), 11(b) or 11(c) applies.

(e)           Other Distributions.  In case the Corporation shall fix a record date for the making of a distribution to all holders of its shares of Common Stock, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 11(a)), in each such case, the Conversion Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Conversion Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades in a regular way (including on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, cash, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.  In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.  In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Conversion Price that would then be in effect and the Conversion Rate if such record date had not been fixed.

(f)           Certain Repurchases of Common Stock.  In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  For the avoidance of doubt, no increase to the Conversion Price shall be made pursuant to this Section 11(f).

(g)           Business Combinations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 11(a)), the right of a holder of Designated Preferred Stock to receive Shares upon conversion of the Designated Preferred Stock into Shares shall be converted into the right to convert the Designated Preferred Stock to acquire the number of shares of stock or other securities or property (including cash) which the Shares issuable (at the time of such Business Combination or reclassification) upon conversion of the Designated Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of a holder of Designated Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the right of a holder of Designated Preferred Stock to convert the Designated Preferred Stock in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon conversion of the Designated Preferred Stock following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a holder of Designated Preferred Stock shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).

(h)           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 11 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 11 to the contrary notwithstanding, no adjustment in the Conversion Price or the Conversion Rate shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(i)           Timing of Issuance of Additional Common Stock upon Certain Adjustments.  In any case in which the provisions of this Section 11 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Designated Preferred Stock any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such holder of Designated Preferred Stock a due bill or other appropriate instrument evidencing the right of such holder of Designated Preferred Stock to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(j)           Other Events.  For so long as the Original Designated Preferred Stockholder holds the Designated Preferred Stock or any portion thereof, if any event occurs as to which the provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Designated Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid.  The Conversion Price or the Conversion Rate shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Corporation.

(k)           Statement Regarding Adjustments.  Whenever the Conversion Price or the Conversion Rate shall be adjusted as provided in this Section 11, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect and the Conversion

Rate after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Designated Preferred Stock at the address appearing in the Corporation’s records.

(l)           Notice of Adjustment Event.  In the event that the Corporation shall propose to take any action of the type described in this Section 11 (but only if the action of the type described in this Section 11 would result in an adjustment in the Conversion Price or the Conversion Rate or a change in the type of securities or property to be delivered upon conversion of the Designated Preferred Stock), the Corporation shall give notice to each holder of Designated Preferred Stock, in the manner set forth in Section 11(k), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price, Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Designated Preferred Stock.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(m)           Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE, NASDAQ or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all Shares that the holders of Designated Preferred Stock are entitled to receive upon conversion of the Designated Preferred Stock pursuant to this Section 11.

(n)           Adjustment Rules.  Any adjustments pursuant to this Section 11 shall be made successively whenever an event referred to herein shall occur.

(o)           Other Transactions. Notwithstanding anything to the contrary herein, for the avoidance of doubt, the Conversion Price shall not be subject to adjustment pursuant to this Section 11 as a result of the consummation of the A/B Preferred Exchange (as defined in the Exchange Agreement), the Private Placement (as defined in the Exchange Agreement) and the Rights Offering (as defined in the Exchange Agreement), in each case, at a stated price per share of Common Stock equal to the Purchase Price (as defined in the Exchange Agreement).

Section 12.                      Reservation and Listing of Common Stock.  The Corporation hereby covenants that any Shares issued upon the conversion of the Designated Preferred Stock in accordance with this Certificate of Designations shall be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a holder of Designated Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Designated Preferred Stock or taxes in respect of any transfer occurring contemporaneously therewith).  The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the conversion of the Designated Preferred Stock, the aggregate number of shares of Common Stock then issuable upon conversion of the Designated Preferred Stock at any time.  The Corporation shall (A) procure, at its sole expense, the listing of the Shares issuable upon conversion of the Designated Preferred Stock at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.  The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

Section 13.                      Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Preferred Stock Directors.  Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)       Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Capital Stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)       Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 13(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)       Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 13(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)           Changes after Provision for Redemption or Conversion.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 13(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above or shall have been converted and sufficient Shares shall have been delivered, in each case, pursuant to Sections 6, 7, 8, 9 or 10 above.

(e)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 14.                      Record Holders.  To the fullest extent permitted by applicable law, the Corporation, the transfer agent, registrar, dividend disbursing agent and conversion agent may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent, registrar, dividend disbursing agent or conversion agent shall be affected by any notice to the contrary.

Section 15.                      Prohibited Actions.  The Corporation agrees that it shall not take any action which would entitle holder(s) of Designated Preferred Stock to an adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of the Designated Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

Section 16.                      Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through the Depositary or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 17.                      No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 18.                      Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 19.                      Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.